SMITH BARNEY INTERMEDIATE MUNICIPAL FUND, INC.
                          10F-3 REPORT
              May 1, 1997 through October 31, 1997


                                                       % of
               Trade                    Par       Purchase  Fund
% of
Issuer              Date Selling Dealer      Amount         Price
Assets    Issue

Cleveland Stadium Project     5/22/97   A.G. Edwards & Sons
$1,000,000     $93.939        1.09%     0.72%
5.25% due 11/15/2027

New York City G.O.  7/24/97   Siebert Branford Shank
700,000     95.816       0.76 3.57
5.25% due 8/1/2020

NYS Environmental Fac.   9/18/97   Merrill Lynch        1,000,000
98.97               0.21
5.000% due 6/15/2012

Mesquite, TX IDS PSF     10/1/97   Rauscher Pierce
1,000,000   98.45             1.00